                                                                    EXHIBIT 10.6

                  Dated                                 1992
                  ------------------------------------------



                          GLYCYX PHARMACEUTICALS, LTD  (1)



                                     -and-


                                   AB ASTRA            (2)


                 --------------------------------------------
                           RESEARCH AND DEVELOPMENT
                                   AGREEMENT
                 --------------------------------------------



                             Hewitson Becke + Shaw
                               4/5 Church Street
                                 Peterborough
                                    PE1 1XB

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

THIS AGREEMENT is made the 21st day of September 1992

BETWEEN:
-------

(1) GLYCYX PHARMACEUTICALS, LTD a company incorporated under the laws of Bermuda and whose registered office is at 41 Cedar Avenue, Hamilton, HM12, Bermuda ("Glycyx"); and

(2) AB ASTRA a company incorporated under the laws of Sweden whose principal place of business is at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden ("Astra").

WHEREAS:

A. By an agreement dated 18th March, 1992 and made between Glycyx of the one part and Biorex Laboratories Limited ("Biorex") of the other part Biorex granted Glycyx an exclusive license to develop, manufacture use and sell pharmaceutical products incorporating Balsalazide under patents granted to Biorex upon the terms of such licence.

B. Glycyx and Astra have agreed to collaborate in the programme of development of such pharmaceutical products for the creation of a Dossier to be registered in the countries within the Territory (as hereinafter defined).

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS
     -----------

1.1  In this Agreement the following words shall have the following meanings:

     "the Applications"             means:-

                                    (1) the remission of acute relapse in
                                    ulcerative colitis; and

                                    (2) the maintenance of remission in
                                    ulcerative colitis

     "the Astra Specialists"        shall mean three specialists nominated and
                                    appointed from time to time by Astra to the Project Team


     "Balsalazide"                   means 5- [4(2- Carboxyethyl carbamoyl) -
                                     phenylazo]-salicylic acid disodium salt
                                     dihydrate


     "Biorex" shall mean Biorex Laboratories Limited a company incorporated in England under Company Registration Number 390233 whose registered office is at 2 Crossfield
                                    Chambers, Gladbeck Way, Enfield, Middlesex
                                    EN2 7HT

     "Biorex Agreement"             means an agreement dated 18th March 1992
                                    between Glycyx and Biorex

     "Biorex/Astra Agreement"       means an agreement of even date herewith
                                    entered into between Biorex and Astra

     "Distribution Agreement"       means the agreement entered into on even
                                    date herewith between Glycyx and Astra in the approved form

     "the Dossier"                  means the Master Regulatory Dossier relating
                                    to the Product which shall be prepared
                                    during the Project and which shall in the reasonable opinion of Glycyx and the Project
                                    Team be

                                    (1) in accordance with the published
                                    standards required for master regulatory dossiers by the European Commission as at the date of completion of the Dossier; and

                                    (2) in a form suitable for submission to and suitable for approval by the relevant regulatory authorities in connection with obtaining health registration for the Product in each of the Principal Markets

     "the Excluded Territory"       shall mean the United States of America,
                                    Italy, Spain, Portugal and Greece

     "Force Majeure"                means in relation to either party any
                                    circumstances beyond the reasonable control of that party (including but not limited to strike, lock out or other form of industrial action, act of God, war, riot, accident, breakdown in plant or machinery, fire, flood, explosion, government action)

     "Patents"                      shall mean the patents and applications
                                    therefor for Balsalazide listed in Schedule
                                    1

     "the Principal Markets"        means United Kingdom, Sweden, Finland,
                                    Norway, Switzerland, Austria, Denmark,
                                    Germany, the Benelux countries, France,
                                    Eire, South Africa, Australia, New Zealand and Canada

     "Product"                      means a pharmaceutical preparation for the
                                    Applications containing Balsalazide
                                    previously developed by Biorex and licensed to Glycyx pursuant to the Biorex Agreement

     "Product Information"          means the chemical, pharmaceutical, pre-
                                    clinical, clinical and other information relating to the Product and Balsalazide delivered to Astra by Glycyx in full or in summary form or as expert opinion of the data prior to the date hereof as identified and listed in Schedule 2

     "the Project"                  means the development programme in
                                    connection with the development of the
                                    Product the preparation and completion of the Dossier and obtaining the grant of approval to market the Product in at least one Principal Market conducted in accordance with the terms of this Agreement and as summarised in Schedule 2

     "the Project Team"             means the team of experts appointed by
                                    Glycyx from time to time in connection with the Project and the Astra Specialists

     "the Territory"                means all the countries in the world
                                    excluding only Italy, Spain, Portugal,
                                    Greece, United States of America, Japan,
                                    Taiwan and

                                    Korea

     "the Trademark"                means the trade name "Colazide" registered
                                    as a trademark for use on pharmaceutical preparations in the United Kingdom and elsewhere and any other tradename designated by Glycyx for use in connection with the Product in any part of the Territory where use of the tradename 'Colazide' is inappropriate for such part of the Territory or where Astra reasonably considers that the use of another tradename (in addition to the tradename "Colazide") may be commercially advantageous.

1.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.3 Reference to any document in the approved form shall be reference to the document agreed between the parties and initialled for the purposes of identification by each party.

2.   GLYCYX'S OBLIGATIONS AND THE PRODUCT
     ------------------------------------

2.1 Glycyx shall manage the Project Team and conduct or procure the conduct of the Project in a competent manner and shall use all reasonable endevours to prepare and/or procure the preparation of the Dossier.

2.2 The Project shall be conducted in respect of and relate only to the Product as defined herein (and notwithstanding the wider definition of the Product contained in the Distribution Agreement).

2.3 Glycyx shall conduct and manage the Project in close liaison with the Project Team and Glycyx shall keep Astra fully informed of the progress costs and conduct of the Project and shall take account of comments and proposals made by the Project Team with regard to the scientific content and methods involved in the Project.

2.4  Without prejudice to the generality of the foregoing Glycyx hereby agrees:-

     2.4.1 that Glycyx shall use all reasonable endeavours to complete the Project on or before 31st December 1993; and

     2.4.2 that the nature and procedures of any clinical trials conducted or required to be conducted as part of the Project by Glycyx (or by any third party duly authorised by Glycyx) will be agreed in advance with Astra and Glycyx shall procure that the results of any such trials or other clinical data relating to such trials shall be made freely available to Astra as soon as is reasonably practicable; and

     2.4.3 to manage the Project Team and to procure that the Project Team shall meet at least once in every twelve (12) week period during the Project to review and co-ordinate the Project and to share and exchange all information relating to the Project; and

     2.4.4 to prepare a quarterly written report on the progress of the Project and to submit such report to Astra each calendar quarter. (The first report shall be submitted to Astra within one calendar quarter from the date of this Agreement); and

     2.4.5 to use reasonable endevours to procure that all the contractors working in the Project (including without limitation the members of the Project Team (excluding the Astra Specialists)) at the date of this Agreement are either recruited as employees of Glycyx or enter into contracts for the supply of their services to Glycyx; and

     2.4.6     to co-ordinate all documentation in connection with the Project.

2.5 Astra hereby confirms and acknowledges that any information, assistance, representation or warranty given or made by Astra or any of its representatives or any Astra Specialists may be accepted by and used by Glycyx in the performance of the Project Provided Always that Glycyx shall remain solely responsible for the performance of the Project and shall not be entitled to rely upon any representation warranty or information supplied by any such Astra representative or any Astra Specialist.

2.6 Upon completion of the Dossier Glycyx shall file the Dossier with the relevant regulatory authorities in at least one Principal Market and shall apply for and pursue to grant approval to the marketing and sale of the Product in such Principal Market.

2.7 The conduct of the Project and the preparation of the Dossier in accordance with the terms hereof shall include the undertaking by Glycyx to perform all pre-clinical trials and human pharmacokinetics trials and such limited clinical trials for the Product as defined in Schedule 2 necessary to obtain approval in any Principal Market pursuant to Clause 2.6 but shall not include any obligation on Glycyx to undertake any other clinical trials whatsoever.

3.   COMPLETION OF THE PROJECT
     -------------------------

3.1 Upon any application for approval in a Principal Market made by Glycyx under Clause 2.6 Glycyx (or any nominee appointed by it, including Biorex) shall be named as applicant and shall name in such application Astra as assembler and distributor for the Product in such Principal market and shall supply confirmation to Astra that the interests of Astra in the Product pursuant to the Distribution Agreement shall have been notified to the relevant regulatory authorities in such Principal Market upon such submission and application.

3.2 Glycyx shall use all reasonable endeavours to procure that the relevant regulatory authorities in such Principal Market shall (in addition to the product licence issued to the applicant) issue a duplicate product license in favour of Astra.

3.3 Glycyx shall procure that the applicant named pursuant to Clause 3.1 in connection with the submission of the Dossier to such regulatory authorities shall not during the term of the Distribution Agreement use any product license issued to it as applicant for the Product in any manner which may be in derogation of the rights granted to Astra under the Distribution Agreement.

4.   ASTRA'S OBLIGATIONS
     -------------------

4.1 Astra shall be solely responsible for all costs and expenses incurred by or payable to any Astra Specialist in connection with the Project.

4.2 Astra acknowledges that the Project meetings under Clause 2.4.3 shall take place in the United Kingdom at such places as shall be reasonably nominated by Glycyx. Astra hereby agrees to bear the entire cost and expense in connection with the attendance at such meetings of any Astra representative and the Astra Specialists.

4.3 In the event that by agreement between the parties Astra shall during the term of the Project conduct any clinical trial work for registration purposes in connection with the Project Astra confirms that it shall bear all direct internal costs incurred by it in the performance of such clinical work but shall be entitled to invoice Glycyx [*] for those expenses and costs actually paid to any third party, upon terms to be agreed between the parties.

5.   CLINICAL TRIALS
     ---------------

5.1 Astra agrees to undertake any human clinical trials for the Product (beyond the clinical trials conducted as part of the Project as specified in Clause 2.6) in connection with the submission of the Dossier in any part of the Territory or otherwise in connection with the application for or obtaining regulatory approval for the Product from any relevant regulatory authorities in any Part of the Territory (including but not limited to Phase III and Phase IV studies) at Astra's sole cost and expense Provided Always

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     that:

     5.1.1  the trials, are planned, organised and carried out solely by Astra;
            and

     5.1.2 prior to the conduct of the trials the clinical trial objectives and the clinical trial protocols are agreed in writing between Astra and Glycyx (such agreement not to be unreasonably withheld or delayed and Provided Always that such agreement shall be deemed to have been given by Glycyx in the event that no response is received by Astra from Glycyx within 20 working days of receipt by Glycyx of any request from Astra for approval); and

     5.1.3 Astra shall provide all medical resources and clinical trials monitors at its own cost and expense; and

     5.1.4 Astra shall bear all the costs and expenses associated with such clinical trials including but without limitation the costs of documentation and administrative payments to trialists; and

     5.1.5 Glycyx shall [*] provide such supplies of finished capsules of Product to Astra as Astra may reasonably require for the conduct of such trials; and

     5.1.6 Unless otherwise agreed by Glycyx, Astra shall use and promote the Trademark in connection with such trials.

5.2 In the event that any clinical trials are conducted by Astra pursuant to Clause 5.1 Astra undertakes:-

     5.2.1 to keep Glycyx fully informed as to the conduct of such clinical trials and to provide to Glycyx full unrestricted access to such results; and

     5.2.2 to permit Glycyx to use such results and to disclose the same to third parties in connection with the use and sale of the Product in the Excluded Territory

     Provided Always that Glycyx shall procure full unrestricted access to Astra to the results of any clinical trials and other studies conducted by Glycyx and/or any authorized third party in connection with the use and sale of the Product in the Excluded Territory.

6.   COSTS AND FUNDING
     -----------------

6.1 Schedule 3 contains an estimate prepared by Glycyx of the costs which may be incurred in the performance of the Project. Glycyx acknowledges that the total estimated costs for completion of the Project is [*] (as at 31st August 1992) which is in accordance with the cost scheme in

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Schedule 3.

6.2 Astra hereby agrees that it shall be responsible for all the costs and expenses of whatsoever nature and by whomsoever incurred in connection with the Project up to [*] and Astra agrees to remit monies to Glycyx (for such costs and expenses incurred by Glycyx in the performance of the Project) into Glycyx's bank account (details of which are set out below) in respect of such costs and expenses in accordance with Schedule 3 to this Agreement

     [*]

     Glycyx confirms and acknowledges the receipt of [*] paid by Astra on July 3, 1992 as an advance payment hereunder and [*]

     Provided Always that any payments costs and expenses expressly stated in this Agreement to be the sole responsibility of Astra shall be paid over and above such [*] and such costs shall not be taken into account in calculating such maximum.

6.3 Glycyx shall be solely responsible for funding the difference between the actual costs for completion of the Project and Astra's contribution under
     Article 6.2.

6.4  Glycyx represents that all payments made by Astra to the bank account under
     Article 6.2 will be used exclusively for payments to third parties in connection with the Project and Glycyx is solely responsible for the maintenance of this Account. Glycyx shall be solely responsible for making all payments to all third parties working in the Project and Glycyx shall maintain detailed and accurate accounts and records in connection with all such payments.

6.5 Glycyx shall submit a copy of all accounts and records maintained by it in connection with the conduct of the Project on a calendar quarterly basis. The first set of accounts and records shall be submitted to Astra three calendar months from the date of this Agreement.

6.6 In the event that the actual costs incurred by Glycyx in the performance of the Project shall exceed the total estimated costs under Clause 6.1 Glycyx shall be solely liable for any excess costs incurred Provided Always that in the event that

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Glycyx shall at any time (in its sole discretion) decide that it is unable or unwilling to incur expenses in excess of such estimate and to complete the Project in accordance with the terms of this Agreement it shall forthwith notify Astra in writing and Astra may at its sole option (exercised by 30 days notice in writing to Glycyx served within 15 days of receipt of any such notice from Glycyx) assume all obligations in connection with the conduct and completion of the Project the filing of the Dossier in accordance with Clause 3.1 hereof and obtaining regulatory approval under Clause 2.6 whereupon;

     6.6.1     this Agreement shall terminate; and

     6.6.2 the rights of Astra to distribute the Product under the Distribution Agreement will remain and for the avoidance of doubt payments under Clause 7.1.2 of the Distribution Agreement shall remain due and payable in accordance with the terms of such Clause 7.1.2; and

     6.6.3 the right of Astra to manufacture Product pursuant to Clause 13 of the Distribution Agreement shall be deemed to be granted pursuant to Clause 13.2.2 thereof; and

     6.6.4 Astra shall have no claim against Glycyx and Glycyx shall not be liable for any breach by it of its obligations to complete the Project in accordance with the terms of this Agreement; and

     6.6.5 Astra may in its sole discretion supply information relating to or arising in the Project to third parties exploiting the Product in the Excluded Territory but shall not be under any obligation to do so and such supply may be upon such terms as may be agreed between Astra and such third party.

7.   TERM
     ----

7.1 This Agreement shall have effect from the date hereof unless and until terminated pursuant to this Clause 7.

7.2  This Agreement shall terminate

     7.2.1 upon completion of the Project by Glycyx in accordance with the terms of this Agreement (and in particular the terms of Clause 2.6) and payment by Astra to Glycyx of all sums due hereunder; and

     7.2.2 Forthwith upon written notice from Astra of the exercise of its option under Clause 6.6.

7.3 This Agreement may be terminated at any time during the Project by the mutual agreement of Astra and Glycyx provided always that the Distribution Agreement shall terminate forthwith upon any such termination.

7.4 Either party to this Agreement shall be entitled to terminate this Agreement forthwith by notice in writing to the other in the event that:-

     7.4.1 the other party shall fail to pay any sum due hereunder on the due date and shall fail to remedy such breach within 30 days of being required in writing by the other party so to do; or

     7.4.2 the other party shall commit a material breach of any of the terms and conditions of this agreement and shall fail to remedy the same (if capable of remedy) within ninety (90) days of being required in writing by the other party so to do; or

     7.4.3 the other party shall enter into liquidation (either voluntary or compulsory) or shall be the subject of any petition for winding up; or

     7.4.4 the other party shall make any assignment or arrangement for the benefit of its creditors or cease or threaten to cease to carry on its business in the ordinary course; or

     7.4.5 a receiver, administrative receiver, or receiver and manager, or judicial manager or administrator is appointed over the whole or any part of the assets of either party or if any court proceedings are commenced for the appointment of an administrator or receiver to either party; or

     7.4.6 the other party shall become unable to pay its debts as they become due in the ordinary course of business or shall otherwise become subject to or seek relief under any law relating to insolvency in any jurisdiction relevant to such other party.

7.5 Any waiver by either party of a breach of any provision of this agreement shall not be considered as a waiver of any subsequent breach of the same or any provisions of this Agreement.

7.6 Any termination of this Agreement shall be without prejudice to the right of either party to recover any monies due to it under this Agreement or to the rights or remedies of either party in respect of any breach prior to the date of termination of this Agreement.

7.7 Glycyx undertakes that during the term of this Agreement it shall not exercise any right which it may have (or may acquire) to terminate the Biorex Agreement without prior consultation with Astra and without taking such action as may be appropriate to ensure that the rights granted to Astra hereunder are not prejudiced to any material extent by any such termination of the Biorex Agreement by Glycyx.

8.   CONSEQUENCES OF TERMINATION
     ---------------------------

8.1 In the event of termination of this Agreement pursuant to Clause 7.3 or termination by Glycyx pursuant to Clause 7.4 (howsoever arising or caused) each party shall immediately

     8.1.1 return to the other all material information, data, or samples (including without limitation all scientific medical and safety data relating to the Product) relating to the Product or the Project which is of a confidential nature and shall have been supplied to it in confidence in connection with this Agreement together with all copies thereof (other than correspondence between the parties) which either party may have in its possession or under its control as at the date of termination; and

     8.1.2 cease all use of any such confidential information of the other party supplied to or obtained by it in connection with the Project or this Agreement; and

     8.1.3 undertake a full financial audit of the accounts of the Project and agree such payments and reimbursements as may be required to give effect to the provisions of Clause 6 and to ensure that Glycyx obtains reimbursement of all costs incurred by or committed to Glycyx prior to the date of termination (subject to the maximum in Clause 6.2). If the parties cannot agree on the amounts of any payments or re-imbursements within 28 days of the date of termination of this Agreement then either party may instruct the President for the time being of the Pharmaceutical Society of Great Britain to appoint an independent auditor (acting as an expert and not an arbitrator) to prepare the said audit and his determination as to payments or re-imbursements to either party, shall (in the absence of manifest error), be final and binding on the parties and his costs and expenses shall be borne by the parties hereto in such proportions as he shall in his absolute discretion determine

8.2 In the event of termination of this Agreement by Astra under the provisions of Clause 7.4 the rights and obligations of Astra under this Agreement shall continue subject always to the terms of the Biorex/Astra Agreement.

8.3 In the event of termination under Clause 7.2 it is acknowledged that Clauses 3.3, and 11 and any provision which by its nature is intended to survive termination of this Agreement will survive any such termination.

9.   CONFIDENTIAL INFORMATION
     ------------------------

9.1 Astra hereby agrees and undertakes that during the term of this Agreement and for a period of ten years thereafter

     (howsoever termination may be caused or arise) it shall keep confidential and shall not without the prior written consent of Glycyx disclose to any third party any information of a confidential nature belonging to Glycyx or Biorex including trade secrets and information of commercial value) which may become known to Astra from Glycyx in connection with this Agreement Provided Always that such obligation of confidentiality shall not extend to any part of such confidential information which:

     9.1.1 shall otherwise than by reason of any default by Astra became freely available to the general public; or

     9.1.2 Astra can show by documentary evidence was in its possession or control prior to disclosure free of any obligation of confidentiality; or

     9.1.3 Astra can show by documentary evidence shall have come into the possession or control of Astra from a third party free of any obligation of confidentiality subsequent to disclosure hereunder; or

     9.1.4 Astra is obliged by law or regulation to disclose to a third party provided that such disclosure shall only be made to the extent actually required by law or regulation.

9.2 Astra shall ensure that the Astra Specialists, or any other employee of or consultant to Astra who shall obtain any confidential information in connection with the Project or otherwise the performance of this Agreement shall be bound by obligations of confidentiality substantially similar to the provisions of Clause 9.1.

10.  ASSIGNMENT
     ----------

10.1 The benefit of this Agreement is personal to Astra and to Glycyx and shall not be capable of assignment by either of them under any circumstances without the prior consent in writing of the other party (such consent not to be unreasonably withheld or delayed) save only for an assignment made between Glycyx and Salix Pharmaceuticals Inc which may be effected without the prior consent or approval of Astra.

10.2 Performance of any of Astra's obligations hereunder may be effected by any wholly-owned subsidiary of Astra within the Territory Provided Always that Astra shall remain solely liable for the proper performance of all such obligations.

11.  INTELLECTUAL PROPERTY RIGHTS AND WARRANTIES
     -------------------------------------------

11.1 Glycyx hereby represents and warrants to Astra as at the date of this Agreement (with the intent that Astra has relied upon such representations and warranties in entering into this Agreement and the Distribution Agreement) that:-

     11.1.1 the Biorex Agreement (which has been disclosed to Astra) contains all the terms concerning the arrangements between Biorex and Glycyx and that there is no other fact or circumstances relating to the Biorex Agreement that is material to the Project and/or the Distribution Agreement and which might reasonably be expected to affect the decision of Astra to enter into this agreement or the Distribution Agreement which has not been disclosed to Astra by Glycyx; and

     11.1.2    Biorex is the sole legal owner of the Patents; and

     11.1.3    so far as Glycyx is aware the Patents are valid and subsisting;
               and

     11.1.4 so far as Glycyx is aware and save as indicated therein the Product Information is accurate and complete in all material respects and there is nothing contained therein which might render the Product Information misleading in any material respect; and

     11.1.5 so far as Glycyx is aware the Trademark is available for use in connection with the Product in each of the Principal Markets and does not infringe the rights of any third party;

     Provided Always That Glycyx shall not be liable in any respect for any breach of the warranties contained in clauses 11.1.1 to 11.1.5 unless notice in writing specifying details of such breach shall have been served on Glycyx by Astra prior to the twelfth anniversary of the date of this Agreement.

11.2 Astra acknowledges that save as expressly provided in the Distribution Agreement or as may be required in connection with the performance by Astra of its obligations hereunder, Astra shall have no right title interest or licence in or to the Patents or otherwise any intellectual property rights of Biorex or Glycyx in Balsalazide or the Product.

12.  COSTS
     -----

12.1 Each party hereto shall bear its own costs in relation to the negotiation, drafting, preparation and, execution of this Agreement.

13.  CONFIDENTIALITY OF THIS AGREEMENT
     ---------------------------------

13.1 The contents of this Agreement shall remain confidential as between the parties. Neither party shall, without the prior written consent of the other (such consent not to be unreasonably withheld without justification) reveal any of the financial terms of this Agreement to any other person, firm or company save for:-

     13.1.1 disclosure by Glycyx to Biorex or Salix Pharmaceuticals Inc in circumstances where such third party shall have accepted obligations of confidentiality in respect of the information disclosed; or

     13.1.2 such disclosure as may be required to be made by either party by any relevant law or regulatory authority to the extent required by such relevant or regulatory authority.

14.  FORCE MAJEURE
     -------------

14.1 If the performance of any obligations under the Agreement by either party is affected by Force Majeure such party shall forthwith notify the other party of the nature and extent thereof.

14.2 Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance or non-performance of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure which has been notified to the other party in writing.

15.  NATURE OF THE AGREEMENT
     -----------------------

15.1 Nothing in this Agreement shall create or be deemed to create any partnership, joint venture or the relationship of principal and agent between the parties.

15.2 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision (except as expressly provided herein or in the Distribution Agreement) and all conditions, warranties or other terms implied by Statute or common law are hereby excluded to the fullest extent permitted by law.

15.3 This Agreement (including the Schedules) together with the Distribution Agreement (and any agreements entered into pursuant to the Distribution Agreement) constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations and discussions between the parties relating to this Agreement.

15.4 This Agreement may not be released, discharged, abandoned, charged or modified, in any manner, except by an instrument in writing signed by a duly authorised officer or representative from each of the parties hereto.

15.5 This Agreement shall be governed by and construed in all respects in accordance with the laws of England and each party hereby submits to the exclusive jurisdiction of the English courts. For the purpose of accepting service of process in connection with any action commenced before the

     High Court in England the parties hereto hereby absolutely, unconditionally and irrevocably appoint the following agents to accept process on their behalf it being unconditionally agreed that for this purpose such process will be properly and effectively served if the same is left at the offices of the agent at the address set out below

     Astra:         F.A.O.  The Managing Director
                    Astra Pharmaceuticals Limited
                    Home Park Estate
                    Kings Langley
                    Herts
                    WD4 8DH

     Glycyx:        F.A.O.  Glycyx Pharmaceuticals Limited
                    Camas Partners Limited
                    Camas House
                    23 Park Lane
                    Blunham
                    Bedfordshire
                    MK44 3NH

15.6 Any dispute arising out of or in connection with this Agreement as shall relate to technical quality specification or otherwise to any defect in the Product only shall be referred to arbitration in London before an arbitrator (with suitable technical knowledge) appointed by agreement between the parties or, in default of agreement, nominated on the application of either party by the President for the time being of the Royal Pharmaceutical Society of Great Britain.

16.  NOTICES
     -------

16.1 All notices to be served by the parties to this Agreement shall be served only in the English language.

16.2 Notices shall be sufficiently served if dispatched by first class or express post (meaning the fastest normal method of mail transmit in the country of dispatch) to the address of the receiving party set out below;

     Glycyx         3600 W Bayshore Road
                    Suite 202
                    Palo Alto
                    CA 94303 U.S.A.
                    F.A.O.  R W Hamilton

     Astra          Kvarnbergagatan 16
                    S-151 85 Sodertalje
                    Sweden
                    F.A.O.  Vice President Legal Affairs

     Any modification to this address must in itself be notified in writing to the other party in accordance with the terms of this sub-clause.

16.3 In the absence of proof to the contrary notices properly sent hereunder shall be deemed to have been duly served five working days after the date of dispatch.

16.4 It shall be permitted for notices to be served hereunder by facsimile transmission and for this purpose the fax numbers below shall apply:

     16.4.1 in the case of Glycyx at 3600 W Bayshore Road Suite 202 Palo Alto CA 94303 USA facsimile transmission number 415-856-1555 and marked for the attention of R W Hamilton

     16.4.2 in the case of Astra at Kvarnbergagatan 16, S-151 85 Sodertalje, Sweden facsimile transmission number +46 855 32 90 00 and marked for the attention of Vice President Legal Affairs provided that receipt of such facsimile transmission is confirmed by return facsimile and shall be deemed served 24 hours after the time of receipt of the return facsimile.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the date and year first above written

                                  SCHEDULE 1

                                    PATENTS


PATENT       NUMBER     FILING DATE    GRANT DATE     DUE TO EXPIRE

UK          2,080,796    Complete                        07/07/2001
                         Specification
                         07.07.1981

France      1,493,313    21.07.1981                      21.07.2001

Italy       1,138,450    10.07.1981                      10.07.2001

Japan       1,433,303    16.07.1981                      07.04.2001

U.S.A.      4,412,992    08.07.1981                      01.11.2000

F.R.G.      3,120,019    21.07.1981        15.02.90      21.07.2001

R&D Schedule 1 (continued) (pages 1 to 27)
      (after one page patents list)

-------------------------------------------
[SEAL OF THE PATENT OFFICE]

(12) UK Patent (19) GB (11) 2 080 796 B
-------------------------------------------


(54) Title of invention
     2-hydroxy-5-phenylazobenzoic acid derivatives and pharmaceutical compositions containing them

(51) INTCL/3/;C07C107/06 A61K 31/60 31/63 C07C l43/54 143/78

--------------------------------------------------------------------------------

(21)      Application No                 (73) Proprietor
          8120914                             Biorex Laboratories Limited.
                                              Biorex House,
                                              Canonbury Villas,
(22)      Date of filing                      London N1 2HB.
          7 Jul 1981

(30)      Priority data

    (31)     8023826

    (32)     21 Jul 1980

    (33)     United Kingdom (GB)

                                         (72) Inventors
                                              Rosalind Po Kuen Chan
(43) Application published
     10 Feb 1982

(45) Patent published
     12 Oct 1983

--------------------------------------
(52) Domestic classification
     C2C 220 227 22Y 270 280 292 29X
     29Y 30Y 321 323 325 32Y 332 342
     34Y 360 361 365 366 367 368 36Y     (74) Agent and/or Address for Service
     385 394 39Y 510 51X 534 583 60Y          Venner Shipley and Co.,
     620 621 623 628 62X 630 638 650          368, City Road,
     652 658 660 661 662 668 699 802          London EC1V 2QA.
     80Y AA KH KJ KN KR KT RC SG
     U1S 1318 C2C

(56) Documents cited
     None

(58) Field of search
     C2C

                           LONDON THE PATENT OFFICE

                           (R&D Schedule 1 cont ...)


                 "2-Hydroxy-5-phenylazobenzoic acid derivatives
               and pharmaceutical compositions containing them."
               -------------------------------------------------

                          (R&D Schedule 1 cont...)

     The present invention is concerned with new pharmaceutical compositions containing derivatives of 2-hydroxy-5-phenylazobenzoic acid, most of which are new.

     Ulcerative colitis is a disease of increasing prevalence for which at present the only satisfactory treatment is the administration of salazopyrin, which has the following structural formula:

     [FORMULA OMITTED]

     However, one serious disadvantage of salazopyrin is that it is broken down in the intestinal tract to give sulphapyridine which gives rise to undesirable side effects. Furthermore, salazopyrin is insoluble in water.

     We have now found that when the pyridylsulphamoyl moiety of salazopyrin is replaced by certain nonheterocyclic organic radicals, compounds are obtained which are very useful for the treatment of ulcerative colitis, and have the great advantage that breakdown thereof in the intestinal tract does not give rise to undesirable metabolic products. Furthermore, many of them are soluble in water, which is advantageous for ease of administration, and have a very low acute toxicity.

                            (R&D Schedule 1 cont...)

     Thus, according to the present invention, there are provided pharmaceutical compositions containing at least one compound of the general formula:-

          [FORMULA OMITTED]

wherein X is an -SO2 or -CO- group and R is either a non-heterocyclic aromatic ring system, preferably a benzene ring, optionally substituted by a radical of the general formula -(CH2)-n-Y or is a radical of the general formula -(CH2)n-Y, in which Y is a hydroxyl group, an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from 1 to 6 and in
                                       -
which one or more hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alkyl radicals; and/or containing at least one ester thereof and/or at least one non-toxic, pharmaceutically acceptable salt thereof, in admixture with a solid or liquid pharmaceutical diluent or carrier.

     Most of the compounds of general formula (I) are new. Consequently, the present invention also provides new compounds of the general formula:-

          [FORMULA OMITTED]

                            (R&D Schedule 1 cont...)

wherein X is an -SO\2\- or -CO- group and R is either a non-heterocyclic aromatic ring system, preferably a benzene ring, optionally substituted by a radical of the general formula -(CH\2\)\n\-Y or is a radical of the general formula -(CH\2\)\n\-Y, in which Y is a hydroxyl group or an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from 1 to 6 and
                                         -
in which one or more of the hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alkyl radicals, with the proviso that R-NH-X- is other than a -CO-NH-CH\2\-COOH radical: and the esters and the non-toxic, pharmacologically acceptable salts thereof, for example the salts with alkali metals and alkaline earth metals or with non-toxic amines.

     Substituted amino groups present in the compounds according to the present invention are preferably mono- or dialkylamino radicals, the alkyl moieties of which contain up to 6 and preferably up to 3 carbon atoms, methyl and ethyl being especially preferred.

     The compounds of general formula (I) can be prepared by diazotising an amine of the general formula:-

               [Formula OMITTED]

                            (R&D Schedule 1 cont...)

in which R and X have the same meaning as above, followed by coupling with salicylic acid, whereafter, if desired, the compound obtained is salified with a non-toxic inorganic or organic base.

     The following Examples are given for the purpose of illustrating the present invention:-

Example 1.
---------

a) A mixture of 100 g. N-acetylsulphanilyl chloride, 80 g. aniline sulphate and 80 g. sodium carbonate in 500 ml. acetone was heated under reflux while stirring, for 5 hours, cooled and then added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was filtered off, washed with water and diethyl ether and dried in a vacuum at 50 degrees C. to give 110 g. of almost pure N-acetylsulphanilylanilide; m.p. 212 - 215 degrees C.

b) 100 g. N-Acetylsulphanilylanilide was heated under reflux for 3 hours in 150 ml. aqueous hydrochloric acid (1:1 v/v). After cooling, the reaction mixture was diluted with water and further cooled to 0 degrees C. The 90 g. of sulphanilylanilide hydrochloride which deposited were filtered off, washed with ice-cold water and recrystallised from ethanol: m.p. 191 - 193.5 degrees C.

c) 10 g. Sulphanilylanilide hydrochloride and 10 ml. concentrated hydrochloric acid in 600 ml. ethanol were gently warmed to dissolve, then cooled to 5 degrees C. and treated dropwise with 30 ml. of a 10% aqueous solution

                            (R&D Schedule 1 cont...)

of sodium nitrite. The reaction mixture was left to stand for 1 hour at 0 to 5 degrees C. and then filtered. While maintaining the temperature at 0 to 5 degrees C., the filtrate was added dropwise to a solution of 5 g. salicylic acid in 100 ml. of an aqueous solution containing 4 g. sodium carbonate and 7 g. sodium hydroxide cooled to 0 degrees C. The reaction mixture was left to stand for 3 hours at 0 degrees C. and at ambient temperature for 20 hours, while maintaining a pH of greater than 8, whereafter it was concentrated on a rotavapor apparatus and acidified. The gummy precipitate obtained was separated off and boiled with water several times to remove excess salicylic acid. The residue was dissolved in diethyl ether and the ethereal solution was washed with water, dried over anhydrous sodium sulphate and treated with charcoal. After filtering and removing the diethyl ether, the crude product obtained was dissolved in the minimum amount of acetone and ten times the volume of diethyl ether added thereto. Upon cooling, there were obtained 3.5 g. 5-(4-phenylsulphamoylphenylazo)-salicylic acid; m.p. 232 -234 degrees C.

d) 11 g. 5-(4- Phenysulphamoylphenylazo)-salicylic acid in 100 ml. ethanol were treated with an ethanolic solution of an equivalent amount of sodium hydroxide. The resulting solution was concentrated to a small volume at 30 degrees C. and 20 mm.Hg, whereafter an equal volume of diethyl ether was added to the concentrate. Upon

                            (R&D Schedule 1 cont...)

cooling, sodium 5-(4-phenylsulphamoylphenylazo)-salicylate deposited, which was filtered off, washed with diethyl ether and petroleum ether (b.p. 40 - 60 degrees C.) and dried at 50 degrees C. in a vacuum m.p. 257 - 259 degrees C. The yield was 12 g.

Example 2
---------

a) A solution of 22 g. 4-aminohippuric acid in 20 ml. hydrochloric acid and 200 ml. water was cooled to 0 degrees C. and treated dropwise, while stirring, with 80 ml. of a 10% aqueous solution of sodium nitrite. The reaction mixture was then stirred for 1 hour, whereafter a solution of 14 g. salicylic acid in 150 ml. 2N aqueous sodium hydroxide solution containing 15 g. sodium carbonate and cooled to 0 degrees C. was added dropwise thereto. The reaction mixture was left to stand overnight at ambient temperature and then poured into a mixture of ice and dilute hydrochloric acid. The fine precipitate obtained was extracted with boiling ethyl acetate and the solution treated with charcoal. After filtering, the filtrate was evaporated to remove the solvent and the residue was crystallised from boiling ethanol to give 30 g. 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid; m.p. 260 - 262 degrees C.

b) A solution of 11 g. 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid in 500 ml. warm ethanol was treated with an ethanolic solution containing two equivalents of sodium hydroxide and the deposit obtained

                            (R&D Schedule 1 cont...)

was filtered off, washed with ethanol and diethyl ether and dried in a vacuum at 50 degrees C. There were obtained 12.5 g of the disodium salt 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid; m.p. greater than 360 degrees C.

Example 3.
----------

     9.71 g. Aminohippuric acid were dissolved in a mixture of 40 ml. 2.5N hydrochloric acid and 10 ml. 2.5N sulphuric acid and 50 g. ice added thereto. A solution of 3.5 g. sodium nitrite in 15 ml. water were added steadily at 0 degrees C., the reaction mixture being well stirred during the addition. After 75 minutes at 0 degrees C., the reaction mixture was added to a solution of 6.9
g. salicylic acid in 37 ml. of a mixture of 9 parts by volume of 5N aqueous sodium hydroxide solution and 1 part by volume of 5N aqueous sodium carbonate solution, the temperature being kept at 0 degrees C. by the addition of ice.

     After 15 minutes, 23 ml. of a mixture of 4 parts by volume of 5N hydrochloric acid and 1 part by volume of 5N acetic acid was slowly added, while stirring. The precipitate obtained was filtered off, washed with distilled water and dried in a vacuum at 30 degrees C. to give 17.2 g. (100% of theory) 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid, which can be recrystallised from 80% acetic acid, aqueous acetone or aqueous dimethylformamide to give a yellow, crystalline product of at least 99% purity in a yield of so to 95%; m.p. 260 - 262 degrees C.

                            (R&D Schedule 1 cont...)

Example 4.
----------

a) 125 g, Finely powdered 4-nitrobenzoyl chloride were added portionwise while stirring, to a solution of 70 g, (B)-alanine in 500 ml. water containing 65 g. sodium hydroxide and cooled to 5 degrees C. The reaction mixture was stirred for 3 hours and then added to a mixture of ice and hydrochloric acid. The precipitate obtained was filtered off, washed with water and dried by suction. After crystallisation of the dried product from hot acetone, there were obtained 130 g. 4-nitro-benzoyl-(B)-alanine; m.p. 164 - 166 degrees C.

b) A suspension of 15 g. finely powdered 4-nitrobenzoyl-8-alanine in 200 ml. ethanol was stirred in an atmosphere of hydrogen in the presence of 1 g. of palladium-charcoal (5%), while cooling gently. When the absorption of hydrogen had ceased, the reaction mixture was filtered and the filtrate concentrated to a small volume. Upon adding diethyl ether and cooling, 4-aminobenzoyl-(B)-alanine was obtained. The yield was 11.5 g.; m.p. 156 - 158 degrees C.

c) 8.8g. 4-Aminobenzoyl-B-alanine were triturated with 12 ml. hydrochloric acid and the paste obtained was dissolved in 100 ml. water. The solution was cooled to -5 degrees C. and a solution of 3 g. sodium nitrite in 20 ml. water, cooled to 0 degrees C., was added dropwise, while stirring. The diazotised solution was left for 1 hour at 0 degrees C. and was then added dropwise at -5 degrees C. to a solution

                            (R&D Schedule 1 cont...)

of 6 g. salicylic acid in 70 ml. water containing 3.6 g. sodium hydroxide and 7
g. sodium carbonate. The final reaction mixture was adjusted to a pH of about 8, stirred for 2 to 3 hours and added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was filtered off, washed with water and suction dried. Crystallisation from hot ethanol gave 11.9 g. 5-(4-carboxyethylcarbamoylphenylazo)-salicylic acid; m.p. 254 - 255 degrees C.

     10.7 g. of the free acid were dissolved in 300 ml. warm ethanol and treated with a solution of 2.4 g. sodium hydroxide in 25 ml. ethanol. The precipitate obtained was filtered off, washed with ethanol and diethyl ether and dried in a vacuum at 50 degrees C. to give 11.5 g. of the disodium salt of 5-(4-carboxyethylcarbamoylphenylazo)-salicylic acid; m.p. greater than 350 degrees C.

Example 5.
----------

a)   20 g. Finely powdered 4-nitrobenzoyl chloride were added portionwise to
12.5 g. taurine in a solution of 8 g. sodium hydroxide in 50 ml. water. The reaction mixture was stirred for 3 hours and then acidified. Precipitated 4-nitrobenzoic acid was filtered off and the filtrate distilled to dryness at a pressure of 15 mm.Hg. The residue was extracted with boiling ethanol and the extract then cooled to give a yield of 23.6 g. 4-nitrobenzoyltaurine; m.p. 278 - 280 degrees C.

                            (R&D Schedule 1 cont...)

b) A solution of 17 g. 4-nitrobenzoyltaurine in 100 ml. water was stirred in an atmosphere of hydrogen in the presence of 1 g. palladium-charcoal (5%) until the absorption of hydrogen ceased. The reaction mixture was then filtered, the filtrate was mixed with 20 ml. hydrochloric acid and the suspension of the hydrochloride obtained cooled to -5 degrees C. This was added dropwise, while stirring, to a solution of 5 g. sodium nitrite in 30 ml. water. The diazotised solution thus obtained was stirred for 30 minutes and then added to 9.5 g. salicylic acid in a solution of 11 g. sodium hydroxide in 100 ml. water, cooled to -2 degrees C. The mixture was stirred for 3 hours, poured into a mixture of ice and 15 ml. hydrochloric acid and stirred at 0 degrees C. for 30 minutes. The precipitate obtained was filtered off and washed with ice-cold water. Crystallisation from 20% aqueous ethanol gave 18.2 g. 5-(4-sulphoethylcarbamoylphenylazo)-salicylic acid; m.p. greater than 350 degrees C. (decomp.).

Example 6
---------

a) A solution of 10 ml. ethanolamine in 120 ml. 10% aqueous sodium hydroxide solution was cooled to 5 degrees C. and 30 g. finely powdered 4-nitrobenzoyl chloride added thereto portionwise. The reaction mixture was stirred for 24 hours and filtered. The solid obtained, which mainly consisted of bis-(4-nitrobenzoyl)-ethanol-amine, was hydrolysed with 200 ml. of 4% aqueous

                            (R&D Schedule 1 cont...)

ethanolic sodium hydroxide at ambient temperature for 24 hours. The reaction mixture was added to the above filtrate, acidified and the precipitated 4-nitrobenzoic acid was filtered off. The filtrate was concentrated and the 13 g. of precipitated N-(4-nitrobenzoyl)ethanolamine isolated. The mother liquor was distilled to dryness and the residue was boiled with ethanol. Concentration of the ethanolic extract gave a further 5.3 g. of product; m.p. 134 - 135 degrees C.

b) A solution of 21 g. of N-(4-nitrobenzoyl)ethanolamine in 400 ml. ethanol was stirred in an atmosphere of hydrogen in the presence of 1 g. palladium-charcoal (5%) until the absorption of hydrogen had ceased. The catalyst was filtered off and the ethanolic solution was evaporated to dryness to give a thick oil which slowly solidified. Thin layer chromatography showed that the N- (4-aminobenzoyl)-ethanolamine thus obtained had a purity of more than 99%: it was used as such for the next stage of the synthesis.

c) A solution of 16 g. N-(4- aminobenzoyl)-ethanol-amine in 20 ml. hydrochloric acid and 150 ml. water was cooled to -5 degrees C. and treated dropwise, while stirring, with a solution of 7 g. sodium nitrite in 50 ml. water. The reaction mixture was further stirred for 1 hour and then added dropwise to 120 ml. of 10% aqueous sodium hydroxide solution containing 13 g. salicylic acid and cooled to -2 degrees C. The reaction mixture was

                            (R&D Schedule 1 cont...)

stirred for 3 hours and the precipitate obtained filtered off, washed with ice-cold water, suction dried and crystallised from hot ethanol to give 11 g. sodium 5-(4-hydroxyethylcarbamoylphenylazo)-salicylate; m.p. 286 - 288 degrees C. (decomp.).

     The filtrate from which the sodium salt had been removed was acidified. The precipitate obtained was filtered off, washed with water, suction dried, charcoaled in ethyl acetate-methanol (2:1 v/v) and concentrated to give 2.7 g. 5-(4-hydroxyethylcarbamoylphenylazo)-salicylic acid which was identical in all respects to the free acid regenerated from the sodium salt; m.p. 225 - 226 degrees C. (decomp.).

Example 7.
----------

a) A solution of 7 g. alanine in 65 ml. of 10% aqueous sodium hydroxide solution was treated portionwise, while stirring, with 12.5 g. finely powdered 4-nitrobenzoyl chloride. The reaction mixture was stirred at 5 degrees C.
for 20 hours, acidified and the precipitate isolated, washed with water and suction dried. Repeated fractional crystallisation from acetone-diethyl ether (2:1 v/v) gave 4-nitrobenzoylalanine; m.p. 199 - 200 degrees C.

b) 2 g. 4-Nitrobenzoylalanine in 50 ml. ethanol were hydrogenated in the presence of 0.2 g. palladium-charcoal (5%). Removal of the catalyst and of the solvent gave a solid which was crystallised from

                            (R&D Schedule 1 cont...)

ethanol-diethyl ether (1:2 v/v) to give 4-aminobenzoyl alanine; m.p. 198 - 199 degrees C.

c) A solution of 0.8 g. 4-aminobenzoyl alanine in 15 ml. 1N hydrochloric acid was cooled to -5 degrees C. and diazotised with 5 ml. of 10% aqueous sodium nitrite solution for 30 minutes. The reaction mixture was then added to a solution of O.7 g. salicylic acid in 15 ml. of water containing 0.8 g. sodium hydroxide and 0.5 g. sodium carbonate. After 2 hours, the reaction mixture was acidified and the precipitate obtained was isolated, dissolved in ethyl acetate and the solution was washed, dried and charcoaled. The solution was then concentrated and cooled to give 0.9 g. 5-[4-(a-methylcarboxymethylcarbamoyl)- phenylazo]-salicylic acid; m.p. 252 - 254 degrees C.

Example 8.
---------

a) 20 g. Acetylsulphanilyl chloride were added portionwise at 5 degrees C., with stirring, to a solution of 15 g. 4-aminophenylacetic acid in 10% aqueous sodium hydroxide solution. The reaction mixture was further stirred for 4 hours and then added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was isolated, taken up in ethyl acetate, washed with water, dried and evaporated to give 22 g. acetylsulphanilyl-4-(carboxymethyl)-anilide.

b) 3.5 g. Acetylsulphanilyl-4-(carboxymethyl)-anilide in 7 ml. 5N hydrochloric acid were heated under

                            (R&D Schedule 1 cont...)

reflux for 2 hours, cooled, diluted with 20 ml. ice and water and cooled to -5 degrees C. 8 ml. of 10% aqueous sodium nitrite solution were added thereto and after 30 minutes the diazotised solution was added to 1.4 g. salicylic acid in 20 ml. of an aqueous solution of 2 g. sodium hydroxide and 2 g. sodium carbonate cooled to below 0 degrees C. The reaction mixture was stirred for 2 hours and then added to a mixture of hydrochloric acid and ice. The precipitate obtained was isolated and dissolved in ethyl acetate and the solution washed with water, dried and charcoaled. Upon concentrating the filtered solution and adding an equal volume of diethyl ether to the filtrate, the desired product slowly crystallised out. There were obtained 3 g. 5-[4-(4-carboxymethylphenyl)- isulphamoylphenylazo]-salicylic acid; m.p. 252 - 254 degrees C.

Example 9.
----------

a) A solution of 12 g. 6-aminohexanoic acid in 60 ml. of 10% aqueous sodium hydroxide solution was treated portionwise with 9 g. finely powdered 4-nitrobenzoyl chloride. After 4 hours, the reaction mixture was added to a mixture of dilute hydrochloric acid and ice. The precipitate obtained was isolated, washed with water and crystallised from acetone to give 12.6 g. 6-(4-nitrobenzoylamino)-hexanoic acid; m.p. 148 - 150 degrees C.

                            (R&D Schedule 1 cont...)

b) A solution of 6 g. 6-(4-nitrobenzoylamino)-hexanoic acid in 150 ml. ethanol was hydrogenated in the presence of 0.5 g. palladium-charcoal (5%) until the reaction was complete. The catalyst and solvent were removed and the residue was crystallised from ethanol-diethyl ether (1:1 v/v) to give 4.7 g. 6-(4-aminobenzoylamino)-hexanoic acid; m.p. 132 - 134 degrees C.

c) A solution of 2.5 g. 6-(4-aminobenzoylamino)-hexanoic acid in 15 ml. 2N hydrochloric acid was cooled to -5 degrees C. and treated dropwise, while stirring, with 8 ml. of a 10% aqueous solution of sodium nitrite. The reaction mixture was stirred for 30 minutes and then added at -5 degrees C. to salicylic acid in 20 ml. of water containing 2 g. sodium hydroxide and 1 g. sodium carbonate. After 3 hours, the reaction mixture was acidified and the precipitate obtained was isolated by centrifuging, dissolved in ethyl acetate, washed, dried and concentrated to a small volume. Upon cooling, there were obtained 2.7 g. 5- (4-carboxypentylcarbamoylphenylazo)-salicylic acid; m.p. 238 - 239 degrees C.

Example 10.
-----------

a) A solution of 13 g. copper sulphate in 60 ml. water and a solution of 2 g. sodium hydroxide in 30 ml. water were added simultaneously to a solution of 7.5
g. lysine in 50 ml. water, followed by the addition of 50 ml. of 10% aqueous sodium bicarbonate solution.

                            (R&D Schedule 1 cont...)

The precipitated salt was filtered off and the blue filtrate was added, with vigorous stirring, to a solution of 7 g. 4-nitrobenzoyl chloride in 50 ml. acetone. The reaction mixture was stirred for 20 hours and the precipitate obtained was filtered off, washed with water, methanol and diethyl ether and dried in a vacuum at 50 degrees C. to give the copper salt of (E)-(4-nitrobenzoyl)-lysine.

b) A suspension of 7 g. of the copper salt of (E)-(4-nitrobenzoyl)-lysine in 30 ml. water was stirred with 6 ml. hydrochloric acid until dissolution was complete. Hydrogen sulphide was passed in for 1 hour and precipitated copper sulphide then filtered off. The filtrate was evaporated to dryness and the residue was taken up in 20 ml. methanolic hydrogen chloride and heated under reflux for 3 hours. The cooled reaction mixture was diluted with water, rendered alkaline with sodium carbonate and extracted with ethyl acetate to give 4.8 g.
(E)-(4-nitrobenzoyl)-lysine methyl ester in the form of a yellow oil.

c) A solution of 1 g. (E)-(4-nitrobenzoyl)-lysine methyl ester in 2 ml. methyl iodide and 0.2 ml. acetone was left to stand for 20 hours at ambient temperature, whereafter the NMR showed the reaction to be complete. The volatile materials were evaporated off to leave (E)-(4-nitrobenzoyl)-(a),(a)-dimethyl lysine methyl ester in the form of an oil.

                            (R&D Schedule 1 cont...)

d) 1 g. (E)-(4-nitrobenzoyl)-a,a-dimethyllysine methyl ester in 20 ml. ethanol was hydrogenated in the presence of 0.1 g. palladium-charcoal (5%) until the absorption of hydrogen had ceased. The catalyst was filtered off and the filtrate evaporated to dryness. The residue was taken up in 5 ml. 2N hydrochloric acid, cooled to -5 degrees C. and treated with 2.5 ml. of 10% aqueous sodium nitrite solution. After standing for 30 minutes, the clear solution was added at -5 degrees C. to a solution of 0.5 g. salicylic acid in 20 ml. of a 1N aqueous sodium hydroxide solution. After subsequently standing for 3 hours at 20 degrees C., the reaction mixture was acidified and extracted with diethyl ether to remove unreacted salicylic acid. The aqueous phase was adjusted to pH 7 by adding 1N aqueous sodium hydroxide solution and the resulting solution was evaporated to dryness. The residue was further dried by adding toluene and subsequently evaporating it and the residue then extracted with methanol. The methanolic solution was concentrated to a small volume. After adding diethyl ether and cooling, the disodium salt of 5-(4-(a-dimethylaminocarboxypentylcarbamoyl)-phenylazo]-salicylic acid separated out; m.p. (greater than) 210 degrees C. (decomp.).

Example 11.
-----------
a) A solution of 30 ml. N,N-diethylethylenediamine in 100 ml. water was treated portionwise, while

                            (R&D Schedule 1 cont...)

stirring, with 15 g. finely powdered 4-nitrobenzoyl chloride. The reaction mixture was stirred for 20 hours and the precipitate obtained was filtered off, washed with water and aqueous sodium carbonate solution and crystallised from petroleum ether-diethyl ether (1:1 v/v) to give 6 g. N,N-diethyl-N'-(4-nitrobenzoyl)-ethylenediamine; m.p. 49 - 51 degrees C.

b) A solution of 5 g. N,N-diethyl-N'-(4-nitrobenzoyl)-ethylenediamine in 40 ml. ethanol was hydrogenated in the presence of 0.3 g. palladium-charcoal (5%) until the reaction was complete. The catalyst and solvent were removed to give 5 g. N,N-diethyl-N'-(4-aminobenzoyl)-ethylenediamine in the form of an oil.

c) A solution of 2.35 g. N,N-diethyl-N'-(4-aminobenzoyl)-ethylenediamine in 20 ml. 2N hydrochloric acid was cooled to -5 degrees C. and treated with 8 ml.
of a 10% aqueous solution of sodium nitrite. The reaction mixture was stirred for 30 minutes and added to 1.4 g. salicylic acid in a solution of 1.6 g. sodium hydroxide and 2 g. sodium carbonate in 20 ml. water. After 3 hours at 0 to 20 degrees C., sodium chloride was added to the reaction mixture to salt out the desired diazo compound. This was filtered off, washed with water and hot methanol and dried to give 2.3 g. 5-(4-diethyl-aminoethylcarbamoylphenylazo)- salicylic acid; m.p. 252 - 254 degrees C. (decomp.).

     The pharmaceutical compositions according to the present invention contain at least one of the compounds

                            (R&D Schedule 1 cont...)

(I) in admixture with a solid or liquid pharmaceutical carrier.

     Solid compositions for oral administration include compressed tablets, pills, dispersible powders and granules. In such solid compositions, one of the compounds (I) is admixed with at least one inert diluent, such as calcium carbonate, starch, alginic acid or lactose. The compositions may also comprise, as is normal practice, additional substances other than inert diluents, for example, lubricating agents, such as magnesium stearate.

     Liquid compositions for oral administration include pharmaceutically acceptable emulsions, solutions, suspensions, syrups and elixirs containing inert diluents commonly used in the art, such as water and liquid paraffin. Besides inert diluents, such compositions may also comprise adjuvants, such as wetting and suspension agents, and sweetening and flavouring agents.

     The compositions according to the present invention for oral administration, include capsules of absorbable material, such as gelatine, containing at least one of the compounds (I), with or without the addition of diluents or excipients.

     The percentage of active material in the compositions of the present invention may be varied, it being necessary that it should constitute a proportion such that a suitable dosage for the desired therapeutic

                            (R&D Schedule 1 cont...)

effect shall be obtained. In general, the preparations of the present invention should be administered orally or parenterally to humans to give 500 to 5000 mg. and preferably 500 to 2000 mg. of active substance per day.

     The following Examples illustrate pharmaceutical compositions according to the present invention:

Example 12.
-----------
          600 mg. tablets are prepared containing:

          disodium salt of 5-(4-carboxyethyl-
          carbamoylphenylazo)-salicylic acid                       500 mg.

          starch                                                    50 mg.

          lactose                                                   45 mg.

          magnesium stearate                                         5 mg.

Example 13.
-----------

          450 mg. tablets are prepared containing:

          disodium salt of 5-(4-carboxymethyl-
          carbamoylphenylazo)-salicylic acid                       250 mg.

          starch                                                   100 mg.

          lactose                                                   95 mg.

          magnesium stearate                                         5 mg.

     The tablets according to Examples 12 and 13 are intended for administration to humans for the treatment of ulcerative colitis.

     An attempt was made to establish an acute oral toxicity profile for the disodium salts of 5-(4-carboxymethylcarbamoylphenylazo)-salicylic acid and of 5- (4-carboxyethylcarbamoylphenylazo)-salicylic

                            (R&D Schedule 1 cont...)

acid, using rats and mice as experimental animals but this was not possible due to their low toxicity. No deaths were observed with the carboxymethyl compound when administered to mice at a dosage of 3 g./kg. and to rats at a dosage of 2 g./kg. and no deaths were observed with the carboxy-ethyl compound when administered to mice at a dosage of 4 g.Pkg. and to rats at a dosage of 2 g./kg.

     Experiments have also been carried out on groups of 6 male Wistar rats in order to ascertain whether the new compounds according to the present invention split in the same manner as sulphasalazine to liberate 5-aminosalicylic acid (5-
ASA).  The test compounds were administered in an amount of 45 to 50 mg./kg.
The results obtained are set out in the following Table:-


-------------------------------------------------------------------------------------
test compound                         % of dose measured as 5-ASA
                    -----------------------------------------------------------------
                              faeces              urine                   total
--------------------------------------------------------------------------------------
sulphasalazine      26 plus minus 4          17 plus minus 2         43 plus minus 4
======================================================================================
   Example 1        24 plus minus 3          19 plus minus 3         43 plus minus 3
   Example 2        17 plus minus 3          17 plus minus 6         34 plus minus 5
   Example 4        22 plus minus 2          14 plus minus 2         36 plus minus 3
   Example 5        26 plus minus 3          15 plus minus 2         41 plus minus 5
   Example 6        22 plus minus 2          19 plus minus 3         41 plus minus 4
--------------------------------------------------------------------------------------

                            (R&D Schedule 1 cont...)

     The above results clearly demonstrate that the new compounds of the present invention split in the same manner as sulphasalazine and can be expected to exert at least as beneficial an effect as sulphasalazine but without the disadvantage of giving rise to other compounds which exert undesirable side effects, such as the sulphapyridine formed from sulphasalazine.

                            (R&D Schedule 1 cont...)

                                 Patent Claims
                                 -------------

1.   2-Hydroxy-5-phenylazobenzoic acid derivatives of the general formula:-

                               [FORMULA OMITTED]

wherein X is an -SO\\2\\- or -CO- group and R is either a non-heterocyclic aromatic ring system optionally substituted by a radical of the general formula- (CH\\2\\)\\n\\-Y or is a radical of the general formula -(CH\\2\\)\\n\\-Y, in which Y is a hydroxyl group, an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from l to 6 and in
which one or more of                   -

the hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alkyl radicals, with the proviso that R-NH-X- is other than a -CO-NH-CH\\2\\-COOH radical; and the esters and non-toxic, pharmacologically acceptable salts thereof.

2.   5-(4-Phenylsulphamoylphenylazo)-salicylic acid and the sodium salt thereof.

3.   Disodium salt of 5-(4-darboxymethylcarbamoylphenylazo)-salicylic acid.

4. 5-(4-Carboxyethylcarbamoylphenylazo)-salicylic acid and the disodium salt thereof.

                            (R&D Schedule 1 cont...)

5.   5-(4-Sulphoethylcarbamoylphenylazo)-salicylic acid.

6. 5-(4-Hydroxyethylcarbamoylphenylazo)-salicylic acid and the sodium salt thereof.

7.   5-[4-(4-Methylcarboxymethylcarbamoyl)-phenylazo]-salicylic acid.

8.   5-[4-(4-Carboxymethylphenyl)-sulphamoylphenylazo salicylic acid.

9.   5-(4-Carboxypentylcarbamoylphenylazo)-salicylic acid.

10. 5-[4-(a-Dimethylaminocarboxypentylcarbamoyl)-phenylazo]-salicylic acid and the disodium salt thereof.

l1.  5-(4-Diethylaminoethylcarbamoylphenylazo)-salicylic acid.

12. A pharmaceutical composition containing at least one compound of the general formula:-

                               [FORMULA OMITTED]

wherein X is an -SO\\2\\-or -CO- group and R is either a non-heterocyclic aromatic ring system optionally substituted by a radical of the general formula- (CH\\2\\)\\n\\-Y- or is a radical of the general formula -(CH\\2\\)\\n\\-Y, in which Y is a hydroxyl group, an unsubstituted or substituted amino group or a carboxylic or sulphonic acid group and n is a whole number of from 1 to 6 and
                                       -

                            (R&D Schedule 1 cont...)

in which one or more hydrogen atoms in the alkylene radical can be replaced by unsubstituted or substituted amino groups or alky1 radicals, and/or containing at least one ester thereof and/or at least one non-toxic, pharmaceutically acceptable salt thereof, in admixture with a solid or liquid pharmaceutical diluent or carrier.

13. Pharmaceutical compositions according to claim 12, substantially as hereinbefore described and exemplified.

14. Process for the preparation of compounds of the general formula given in claim 12, wherein an amine of the general formula:-

                               [FORMULA OMITTED]

in which R and X have the same meanings as above, is diazotised and coupled with salicylic acid, whereafter, if desired, the compound obtained is salified with a non-toxic inorganic or organic base.

15. Process for the preparation of compounds of the general formula given in claim 12 and of the salts thereof, substantially as hereinbefore described and exemplified.

16. Compounds of the general formula given in claim 12, whenever prepared by the process according to claim 14 or 15.

                                  SCHEDULE 2

                   LIST OF DATA SUPPLIED BY GLYCYX TO ASTRA

                         R&D Schedule 2 (page 1 to 10)

LISTING OF COMPLETED AND PLANNED PHARMACOKINETIC STUDIES WITH BALSALAZIDE.
--------------------------------------------------------------------------

Requested by R. A. Onyett, CAMAS Partners, 31 August 1992.
Prepared by J. G. Allen, Pharmac Consultants, 1 September 1992.

1. A list of the non-clinical studies "completed by Biorex" has been prepared by Glycyx Pharmaceuticals Ltd., in their COLAZIDE - INVENTORY OF STUDIES, (annotated copy attached). None of these have, in fact, been written up as formal reports; therefore, they all need to be "reconstructed". The possible use of a standard format for the preclinical reports has been discussed with T. L. Hardy Consultancy, who are exploring this. When they are complete, however, the kinetic reports will only provide limited support the NDA. All of the studies listed as "pharmacokinetics and distribution" under PART IIIG (categories 1-3) only involve the measurement of radioactivity, and in many cases this is complicated by the simultaneous use of two different /3/H-forms of BSZ and/or failure to separate out the tritiated water. Reports of all the studies are however required to provide some data for the ferret, mouse and rabbit, and supportive information for the new rat data.

2. The Biorex results in rats and ferrets suggest that both balsalazide and 4-ABA are highly cleared; therefore, the exposure of organs and tissues should be low. Data in the rat also suggest that the systemic exposure to balsalazide and its metabolites, after administration of the lowest dose used in the toxicity studies, may be lower than that achieved with therapeutic doses in patients. New ADME studies are planned in the rat to confirm this. Similar studies are planned to determine whether this will also apply to the dog, which has been selected as an additional "non-rodent" for toxicology. These are listed, as an attachment. Limited studies may also be required in the mouse and rabbit, depending upon the rewrites.

3. If it is confirmed that the clearance of balsalazide and/or metabolites is higher in laboratory animals than humans, reasoned arguments to justify the validity of the toxicology will need to be included in the NDA [e.g. exposure of the colon (the primary target organ) is related to total dose and the expected secondary effect is the salicylate-like action of 5-ASA on the kidney, which will be determined by species sensitivity and/or total renal clearance of active metabolite rather than plasma concentrations]. Comparative protein binding data ("free drug fractions") may also need to be determined in this context.

                           (R&D Schedule 2 cont...)

Listing of Completed and Planned Pharmacokinetic Studies with Balsalazide
-------------------------------------------------------------------------
cont.

4. The dog was selected as the "non-rodent" for toxicology on the basis that it is one of the species recommended by various regulatory authorities, and because it was used for the recently submitted applications for olsalazine and mesalazine (FDA Summary Basis of Approval). However the metabolism of both 5-ASA and 4-ABA in this species is unlikely to reflect that in man, where N-acetylation is expected to be the major route. This can probably be justified for 5-ASA, because the dog's lack of secondary metabolism will maximise exposure to the active and potentially (salicylate) toxic moiety. Exposure to the N-acetyl metabolite of 4-ABA is likely, however, to only be covered in the rat. If this proves to be very low relative to that in humans, additional (short-term) toxicology, either with this metabolite or in a further species, may need to be considered.

5. I am aware of 3 Biorex human pharmacokinetic studies: (i) the comparative study with sulphasalazine (which was written up as a publication, and for the UK submission in 1985) (ii) a single dose bioequivalence comparison of solution and capsules and (iii) monitoring of Nottingham study, in patients receiving escalating doses. The last two studies also need to be reported formally, as supportive data for the NDA.

6. To date, two new human studies (shown in the Glycyx inventory) have been planned. The need for further kinetic studies will depend upon the outcome of this program; for example, a randomised dose proportionality study could be required, if the repeat dose fails to reassure authorities (especially the FDA). In addition: further patient monitoring data will be required, plus possibly a single dose human radiolabelled study (depending upon results from the metabolic studies in animals). Bioequivalence studies may also be needed, depending upon changes in formulations, suppliers etc.


                    /s/ J. G. ALLEN
                    -------------------------------

                           (R&D Schedule 2 cont...)


          Summary of Preclinical ADME Studies planned for Balsalazide.
          ------------------------------------------------------------

Balsalazide and 4-ABA, randomly labelled with Carbon-14 in the aromatic ring are being prepared by Amersham International, for ADME studies at Hazleton U. K. These materials will be used for:

1. A quantitative whole body autoradiographic study with /14/C-balsalazide in pregnant pigmented rats, to determine (i) general distribution after oral administration, (ii) placental transfer and foetal penetration and (iii) melanin binding after a single oral administration by gavage.

2. Absorption, distribution, metabolism and excretion of single doses of /14/C-balsalazide administered to male rats intravenously (one dose level) and orally by gavage (two dose levels, corresponding to the high and low doses used for 26 week toxicology).

3. Absorption, distribution, metabolism and excretion of single doses of /14/C-ABA administered to male rats intravenously (one dose level) and orally by gavage (one dose level, equivalent to the low dose used for 26 week toxicology).

4. Absorption, distribution, metabolism and excretion of single doses of /14/C-balsalazide administered to beagles intravenously (one dose level) and orally by gavage (two dose levels, corresponding to the high and low doses used for 26 week toxicology).

In addition, monitoring of the rat and dog MTD, 26 week toxicology and rat carcinogenicity will be used to assess dose-proportionality of absorption and elimination during repeated oral administration. Notification has also been received recently from Biorex that 30 mCi of tritiated balsalazide were held at University of Surrey; arrangements to transfer this material to HUK have been made, as a contingency measure.

                           (R&D Schedule 2 cont...)

                            T. L. HARDY CONSULTANCY



--------------------------------------------------------------------------------
Tel: (0929) 48 1197                                "Badgers"
Fax: (0929) 48 1197                                South Street,
                                                   Kingston,
                                                   Corfe Castle,
                                                   Wareham,
                                                   Dorset BH20 5LL
                                                   England



                                re:  Balsalazide

              Non-Clinical Safety Evaluation Studies - Toxicology

                            _______________________


I have examined the animal toxicology studies and genetic toxicology conducted by and on behalf of Biorex laboratories Ltd. of Crossfield Chambers, Gladbeck Way, Enfield, Mddx. England and which were conducted to December 1991.

Although many of the studies were not conducted to the format and conditions now expected by Regulatory Agencies, it is my opinion that the data shows that balsalazide has a low order of toxicity and that the signs and reactions to dosage as seen in the animal species studied are compatible with the pharmacology of the product administered. No adverse toxicities are clearly apparent within the reports which I have examined which are aberrant in consideration of the chemical nature of the principal metabolite, 5. ASA. The studies refered to include long term administration to rats and ferrets and carcinogenicity studies in the mouse and rat.

Notwithstanding the above, a programme of toxicological evaluation of balsalazide has been designed to fulfil the present day requirements of the major Regulatory Agencies World Wide. This programme includes re-evaluation of the consequences of repeated administration to rodents and non-rodents, reproduction toxicology and necessary toxicokinetics to enable overall evaluation.

To date the initial findings in preliminary studies using high doses of balslazide at large multiples of the proposed dose for man, are substantiating the balsalazide has a low order of toxicity.



                              /s/ Terry Hardy

                              Terry L.Hardy.


                                         Dated: 31st.  August, 1992.

--------------------------------------------------------------------------------
                  ADVISOR ON TOXICOLOGY AND SAFETY EVALUATION

                           (R&D Schedule 2 cont ...)

                    COLAZIDE (R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
                    ----------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                                          Glycyx
                                                                      Completed   ------------------------
                   EC Registration Dossier Headings                   by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
-----------------------------------
PART IIIA SINGLE DOSE TOXICITY
-----------------------------------
  - Mouse, oral                                                           .
  - Mouse, ip                                                             .
  - Rat, oral                                                             .         *
  - Rat, ip (iv)                                                          .         *

  - Mouse, oral: 4-ABA                                                    .
  - Rat, oral: 4-ABA                                                      .
  - Mouse, oral: 5-ASA                                                    .
  - Rat, oral: 5-ASA                                                      .
  - Mouse, oral: 5-ASA/4-ABA                                              .
  - Rat, oral: 5-ASA/4-ABA                                                .
  - Mouse, oral: BSZ impurity                                             .
  - Mouse, ip: BSZ impurity                                               .
  - Mouse, ip: Colazide                                                   .

-----------------------------------
PART IIIB - REPEATED DOSE TOXICITY
-----------------------------------

 Max. Tolerated Dose
 -------------------
   - Dog                                                                            .

 Subacute
 --------
   - Rat, 14 days, oral                                                   .         .         *
   - Mouse, 7 days, oral: BSZ                                             .                   *
   - Mouse, 28 day, oral BSZ                                              .                   *
   - Rat, 7 days, oral: BSZ                                               .                   *
   - Rat, 28 day, oral: BSZ                                               .                   *
   - Dog, 28 days, oral                                                             .

 Chronic
 -------
   - Rat, 96 week, oral                                                   .                   .
   - Ferret, 26 week, oral                                                .                   .
   - Dog, 26 week, gavage                                                           .
   - Rat 26 week, gavage                                                            .

-----------------------------------
PART IIIC Reproduction Studies
-----------------------------------

 1. Fertility and general reproductive
 -------------------------------------
 performance
 -----------
   -  Rat fertility, oral                                                 .         .

   -  Rat, comparative fertility with                                     .
       sulphasalazine oral

   -  Mouse, comparative fertility with                                   .
       sulphasadazine, oral
----------------------------------------------------------------------------------------------------------

PAGE 1                                                     * under consideration

                           (R&D Schedule 2 cont ...)

                  COLAZIDE (R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
                  ----------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                                         Glycyx
                                                                      Completed   ------------------------
                   EC Registration Dossier Headings                   by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
 2. Embryotoxicity
 -----------------

   - Mouse teratology, oral                                               .
   - Rat teratology                                                                 .
   - Rabbit teratology, oral                                              .         .

 3. Peri-/postnatal potential
 ----------------------------

   - Mouse perinatal, oral                                                .
   - Rat peri-/post natal                                                           .

-----------------------------
PART IIID Mutagenic Potential
-----------------------------

  In vitro
  --------
   - Ames test                                                            .
   - Cultured human lymphocytes                                           .
   - HGPRT1 locus Chinese hamster V79 cells                               .

  In vivo
  -------
   - Micronucleus test                                                    .

--------------------------------------------
PART IIIE - Oncogenic/carcinogenic potential
--------------------------------------------

   - Mouse carcinogenicity, oral                                          .                   .
   - Rat carcinogenicity, oral                                            .         .         .
     (new study is 104 week)

------------------------------
PART IIIF General Pharmacology
------------------------------

 1. Pharmacodynamic effects relating to proposed
 -----------------------------------------------
 indications
 -----------

   - Carrageenin-induced ulcerative colitis                               .                   *
   -------------------------------------------------------------------------------------------------------
   - Gastrointestinal studies
     - Ulcerogenic potential                                              .                   *
     - GI motility and smooth muscle activity                             .                   *
     - Ethanol-induced gastric necrosis in rats                           .                   *
     - Effect of BSZ on GSH levels in rectocolonic mucosa                 .                   *
     - Effect of BSZ on ethanol-induced rectocolonic                      .                   *
       damage
     - Effect of BSZ and metabolites on ethanol-                          .                   *
       induced gastric necrosis
     - Effect of BSZ on eicosanoid release                                .                   *
     - Effect of BSZ and SASP on rectocolonic lesions                     .                   *

   -------------------------------------------------------------------------------------------------------
   - Anti-inflammatory activity                                           .                   *
   -------------------------------------------------------------------------------------------------------
   - Analgesic activity
     - Acetic acid-induced writhing test                                  .                   *
     - Hyperalgesia test in rats                                          .                   *
   -------------------------------------------------------------------------------------------------------
   - Yeast-induced pyrexia                                                .                   *
   -------------------------------------------------------------------------------------------------------

PAGE 2                                                     * under consideration

                           (R&D Schedule 2 cont ...)

                   COLAZIDE (R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
                   ----------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                                          Glycyx
                                                                      Completed   ------------------------
                   EC Registration Dossier Headings                   by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
 2. General Pharmacodynamics
 ---------------------------
  --------------------------------------------------------------------------------------------------------
  * Central nervous system
   - Barbiturate-induced sleeping time                                    .                   *
   - Spontaneous locomotor activity                                       .                   *
  --------------------------------------------------------------------------------------------------------
  * Endocrine system
   - Vaginal cornification test                                           .                   *
   - Uterine weight response                                              .                   *
  --------------------------------------------------------------------------------------------------------
  * Cardiovascular system
   - Effect of BSZ on CV system and respiration in ferrets                .                   *
   - Effect of BSZ on cat BP and respiration                              .                   *
   - Effect of BSZ (I.V.) on BP, HR and respiration                       .                   *
     in anesthetized male cat
   - Effect of BSZ on BP, HR and respiration                              .                   *
     in anesthetized rats
   - Effect of BSZ on BP, HR and respiration                              .                   *
     of ferrets
   - Effect of impurity (BX769A) on rat BP,                               .                   *
     HR and respiration
   - Effect of impurity(BX769A) (I.V.)on BP,                              .                   *
     FIR and respiration of anesthetized rats
   - Effect of BSZ metabolites on BP, HR and                              .                   *
     respiration of anesthetized cats
  --------------------------------------------------------------------------------------------------------
  *  Electrolyte Excretion
   - Diuretic test                                                        .                   *
   - Effect of BSZ and related compounds on water                         .                   *
     induced diuresis in the rat
----------------------------------------------------------------------------------------------------------
  * Other Systems
   - Effects of BSZ on rat peritoneal mast cell                          .                    *
     degranulation
   - Effects of BSZ in vitro on erythrocyte membrane                     .                    *
     stabilization                                                       .                    *
   - Effect of BSZ and its impurity (BX769A) on                          .                    *
     erythrocyte membrane stabilization
   - Effect of SASP and BSZ on cell membrane stability                   .                    *
     and histamine release
   - Possible anti-microbial activity of BSZ and related                 .                    *
     compounds on organisms of gut microflora
   - Comparative suppression of lymphocyte                               .                    *
     transformation by SASP analogues

2. Drug Interactions
--------------------

     - No studies

----------------------------------------------------------------------------------------------------------

PAGE 3                                                     * under consideration

                           (R&D Schedule 2 cont ...)

                   COLAZIDE (R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
                   ----------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                                         Glycyx
                                                                      Completed   ------------------------
                   EC Registration Dossier Headings                   by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
PART IIIG - Pharmacokinetics
----------------------------

  1. Pharmacokinetics after a single dose
     ------------------------------------

     .  Drug excretion in rat and ferret                                   .                      .
     .  Rat blood concentrations, oral and iv                              .                      .
     .  Rat bioavailability, oral liquid vs solid dose                     .                      .
     .  Ferret blood concentrations, oral and iv                           .                      .
     .  Ferret blood concentrations, dietary dosing                        .                      .


  2. Pharmacokinetics after repeated administration
     ----------------------------------------------

     .  Rat blood concentrations, oral, 28 days dosing                     .                      .
     .  Ferret blood concentrations, oral 28 days dosing                   .                      .

  3. Distribution in normal and pregnant animals
     -------------------------------------------

     .  Rat tissue concentrations, oral                                    .                      .
     .  Feret tissue concentrations, oral                                  .                      .
     .  Rat QWBA                                                                       .

  4. Biotransformation
     -----------------

     .  Mouse excretion, oral                                              .                      .
     .  Rat excretion, oral                                                .                      .
     .  Rat biliary excretion, oral                                        .                      .
     .  Ferret excretion, oral                                             .                      .
     .  Ferret biliary excretion, oral                                     .                      .
     .  Rat ADME, iv and gavage                                                        .
     .  Rat ADME (4-ABA), iv and gavage                                                .
     .  Dog ADME, iv and gavage                                                        .

 Comparison pharmacokinetics rat & ferret                                  .

-----------------------------------------
PART IIIH -- Local Tolerance
-----------------------------------------

     .  No studies

-----------------------------------------
PART IIIQ - Other Information
-----------------------------------------
 .  No studies
----------------------------------------------------------------------------------------------------------

PAGE 4                                                     * under consideration

                           R&D Schedule 2 cont ...)

          COLAZIDE(R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
          ---------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                          Glycyx
                                                                      Completed   ------------------------
                   EC Registration Dossier Headings                   by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
PART IV A Clinical Pharmacology
-------------------------------

  1. Pharmacodynanics
  --------------------

  2. Pharmacokinetics
  --------------------

      .  Serum concentrations of BX661A, sulphasalazine and               .
         metabolites in man

      .  Comparative tolerability and pharmacokinetic                                .
         study of balsalazide, sulpphasalazine and
         mesalazine following a single oral dose

     .  Single dose bioequivalence                                        .                       .

     .  Tolerability and pharmacokinetic study of
        balsalazide following repeated oral doses                                    .

     .  High dose patient monitoring                                      .                       .

PART IV B - Clinical Experience
-------------------------------

  1. Clinical trials
  ------------------

     DOUBLE BLIND, CONTROLLED STUDIES IN ACUTE
     ACTIVE ULCERATIVE COLITIS

      .  Balsalazide 6.75g/d vs SASP 3g/d in the                          .
         treatment of mild first episode ulcerative
         colitis (Protocol 028/011)

      .  Balsalazide 6.75g/d vs SASP 3g/d in the treatment of             .
         acute relapse or first episode ulcerative
         colitis (Protocol 028/017)

     DOUBLE-BLIND, CONTROLLED STUDIES IN MAINTENANCE
     OF REMISSION OF ULCERATIVE COLITIS

          LOW DOSE PILOT (6 MONTH) STUDY:
     .  Balsalazide 2g/d vs SASP 2g/d in the maintenance of               .
        remission of patients with ulcerative colitis.
        (Protocol: 028/001)

          MEDIUM DOSE SUBCHRONIC (12 MONTH) STUDY:
     .  Balsalazide 2g/d vs 4g/d in the maintenance of remission          .
        of patients with ulcerative colitis (Protocol 028/005)


PAGE 5                                                    * under consideration

                           (R&D Schedule 2 cont ...)

          COLAZIDE(R) DEVELOPMENT - COMPLETED STUDIES AND ADDITIONAL WORK
          ---------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                        Glycyx
                                                                      Completed  ------------------------
              EC Registration Dossier Headings                        by Biorex   Repeat/New Reconstruct
----------------------------------------------------------------------------------------------------------
              HIGH DOSE CHRONIC (24 MONTH) STUDY
           .  Balsabalazide 3g/d vs 6g/d in the maintenance of             .
              remission of patients with ulcerative colitis.
              Protocols 028/010 and 028/016)


OPEN STUDIES IN NAMED PATIENTS

           .  Open assessment of balsalazide in the                        .
              maintenance of patients with ulcerative colitis

           .  Male patients infertile on sulfasalazine:                    .
              McIntyre and Lennard-Jones (1980

----------------------------------------------------------------------------------------------------------
           .  Patients intolerant to sulfasalazine                         .
----------------------------------------------------------------------------------------------------------

2. Additional Registration Studies
----------------------------------

              Comparison in acute U.C. against 'ASACOL'
              mesalazine 8 week.  Single blinded (UK)                                .

              Comparison in maintenance of remission
              against 'SALOFALK' mesalazine. 6 month                                 .
              blinded, 6 months open tolerance study.
              (Germany & Sweden)


3. Post Marketing Experience.
-----------------------------

     None


PAGE 6                                                     * under consideration

                                   SCHEDULE 3

                                 PROJECT COSTS

                        R&D Schedule 3 (pages 1 to 4)


GLYCYX DEVELOPMENT BUDGET AS AT 31.08.92.
=========================================

STUDY NO.                STUDY TYPE                ESTIMATE   INVOICED     BALANCE
                                                               TO DATE      TO PAY
[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                           (R&D Schedule 3 cont ...)

GLYCYX DEVELOPMENT BUDGET AS AT 31.08.92.
========================================


STUDY NO.        STUDY TYPE                ESTIMATE   INVOICED   BALANCE
                                                       TO DATE    TO PAY
[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                          (R&D Schedule 3 cont ...)

GLYCYX DEVELOPMENT BUDGET AS AT 31.08.92.
-----------------------------------------


STUDY NO.                   STUDY TYPE          ESTIMATE   INVOICED     BALANCE
                                                            TO DATE      TO PAY
SUMMARY
=======
[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SCHEDULE 1                  ASTRA PAYMENTS SCHEDULE
                            =======================
                    IN RESPECT OF BALSALAZIDE R & D PROJECT
                    =======================================


[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

SIGNED by                      )
for and on behalf of GLYCYX    )
PHARMACEUTICALS, LTD in the    )   /s/ Randy Hamilton
presence of:-                  )

           /s/ Lorin K. Johnson

SIGNED by                      )
for and on behalf of AB ASTRA  )   /s/ Haken Mogren
in the presence of:-           )   President and Group
                                   Chief Executive Officer

/s/ Olof Ljungstrand
----------------------------
    Olof Ljungstrand
    Legal Counsel

                                                                        AB Astra
                                                             S-151 85 Sodertalje
                                                                          Sweden

Salix Pharmaceuticals, Inc.
3600 W. Bayshore Road
Suite 202
Palo Alto
CA 94303
U.S.A.



                                                             21st September 1992

Dear Sirs

I write on behalf of AB Astra ("Astra") in connection with a Research and Development Agreement and a Distribution Agreement proposed to be entered into between Glycyx Pharmaceuticals Limited and Astra concerning the manufacture and distribution of a product incorporating Balsalazide in Western Europe and elsewhere.

Astra is aware that Salix Pharmaceuticals, Inc. ("Salix") has been granted exclusive rights to product incorporating Balsalazide for marketing and distribution in the territory of the United States of America.

Under Clause 6.6 of the Research and Development Agreement (a copy of which is attached) Astra may obtain rights to complete research and development into the product and to complete and file the relevant dossier in order to obtain regulatory approval in its territories. In such circumstances, it is acknowledged that Salix will get access to all data generated in connection with such research and development and the completion of the dossier in order that Salix might use such data in obtaining appropriate regulatory approvals within the territory of the USA.

Astra agrees that in the event that the provisions of Clause 6.6 of the Research and Development Agreement shall become effective it will supply to Salix copies of all data, information, trial results and know-how obtained or developed during the conduct and completion of the Project (as defined in the Research and Development Agreement) by Astra and such other data, information, trial results and know-how as may be generated by Astra in connection with Balsalazide or any product incorporating Balsalazide. Salix agrees that in consideration of the supply by Astra to it of such valuable information it will pay to Astra a royalty [*] for the treatment of Diseases of Digestive System according to WHO classification of diseases Class 52 in the territory of the

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Continued/...                                                             Page 2



United States of America net only of purchase/sales taxes, customs or import duties, delivery charges, returns and allowances actually charged on each sale or shipment.

This letter is intended to evidence a binding Agreement between Salix and Astra in this respect and is intended to become effective forthwith upon execution by Glycyx and Astra of the proposed Research and Development Agreement and Distribution Agreement.

Please sign and return the enclosed copy letter in order to evidence your agreement to the terms as set out in this letter.

Yours faithfully



/s/ Hakan Mogren

Hakan Mogren, President and Group Chief Executive Officer
SIGNED FOR AND BEHALF OF
ASTRA AB



On copy:

Salix Pharmaceuticals, Inc hereby confirms and acknowledges the agreement as set out in the above letter.

Signed: /s/ Randy W. Hamilton
       ------------------------
        Director